UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       February 19, 2008

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

2801 80th Street, Kenosha, WI 53143

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2008, the Board of Directors of Snap-on Incorporated (the “Company”), by unanimous written consent, amended Sections 2.4, 3.2 (by the addition of subsections (a) and (b) and the renumbering of subsection (c)) and 10.1 (by specifying a reference to subsection (c) of Section 3.2) of the Company’s bylaws (the “Bylaws”), effective as of that date, to provide for majority voting, rather than plurality voting, in uncontested elections for directors.  Plurality voting will still be the standard in contested elections.

The full text of the amended sections of the Bylaws is included in the restated Bylaws, filed as Exhibit 3.1 to this Current Report on Form 8-K, and the amended sections are incorporated by reference herein.

In a related matter, on February 19, 2008, the Board of Directors amended the Company’s Corporate Governance Guidelines (the “Guidelines”) by unanimous written consent to include Paragraph 8 -  “Advance Resignation of Incumbent Directors,” which provides that in order for any incumbent Director to become a nominee for further service on the Board of Directors, such person must submit an irrevocable resignation contingent upon (i) that person not receiving the required vote for re-election as a Director and (ii) acceptance of that resignation by the Board of Directors.  If any nominee for Director is not elected by the required vote, the Board of Directors, acting on the recommendation of the Company’s Corporate Governance and Nominating Committee, will determine whether to accept the resignation of the unsuccessful incumbent.

The full text of Paragraph 8 of the Guidelines is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

3.1	Bylaws, as Amended and Restated through February 19, 2008
99.1	Paragraph 8 of the Corporate Governance Guidelines, as Amended and Restated on February 19, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: February 21, 2008	By:	/s/ Martin M. Ellen
Martin M. Ellen, Principal Financial Officer,
Senior Vice President – Finance and
Chief Financial Officer